Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is made and entered into by and between Union Drilling, Inc. (“EMPLOYER”) and Anthony J. Verdecchia (“EMPLOYEE”).

W I T N E S S E T H:

WHEREAS, EMPLOYEE is employed by EMPLOYER;

WHEREAS, EMPLOYEE has indicated his intention to voluntarily resign his employment with EMPLOYER;

WHEREAS, EMPLOYER desires that EMPLOYEE remain in the employ of EMPLOYER through the close of business on September 30, 2009, to, among other things, assist in a smooth transition to a successor; and

WHEREAS, EMPLOYEE and EMPLOYER desire to settle fully and finally all matters between them including, but in no way limited to, all claims and demands, whether known or unknown, of any kind whatsoever, which are based in whole or in part upon EMPLOYEE’s employment with EMPLOYER or the termination of said employment, that the parties might have against each other, and to establish certain additional rights and obligations between them.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

FIRST: As a result of HIS resignation, EMPLOYEE’s employment with EMPLOYER shall terminate effective September 30, 2009 at 5:00 p.m., Fort Worth, Texas time (“Separation Date”) and thereupon EMPLOYEE shall resign HIS positions as Vice President, Chief Financial Officer and Treasurer and shall resign and relinquish all other titles, and all authorities, with respect to EMPLOYER and will be deemed, as of the Separation Date, to be separated from employment with EMPLOYER for all purposes.

SECOND: Subject to (i) EMPLOYEE remaining in the employ of EMPLOYER through the Separation Date, and (ii) EMPLOYEE having not exercised HIS right of revocation as referenced in paragraph SEVENTEENTH below, EMPLOYER will provide EMPLOYEE with separation pay in the aggregate amount of One Hundred Fifteen and no/100 Dollars ($115,000.00), subject to all then applicable payroll deductions. This amount will be paid to EMPLOYEE in a lump sum within three (3) business days of the Separation Date provided each condition above is satisfied in full.

THIRD: In accordance with EMPLOYER’s policies, responses to inquiries regarding EMPLOYEE’s employment with EMPLOYER will be limited to verifying HIS dates of employment and HIS last position title(s). Notwithstanding the foregoing sentence, if requested by EMPLOYEE, EMPLOYER will permit its CEO to serve as a personal reference for EMPLOYEE.

FOURTH: EMPLOYEE agrees that HE will not apply for or otherwise seek or demand employment with EMPLOYER or any of its affiliates in any capacity whatsoever at any time in the future. Provided, however, the foregoing sentence will not preclude the EMPLOYER and EMPLOYEE from agreeing upon mutually acceptable terms in the event EMPLOYER desires to engage EMPLOYEE, from time to time, as a consultant on an independent contractor basis.

FIFTH: This Agreement shall not in any way be construed as an admission by EMPLOYER or EMPLOYEE of any acts of discrimination or other wrongdoing whatsoever against each other.

SIXTH: EMPLOYEE represents that HE has not filed any complaints, petitions, or charges which are based in whole or in part upon HIS employment relationship with EMPLOYER, or its termination, with any local, state, or federal agency or court, that HE will not do so at any time hereafter, and that if any such agency or court assumes jurisdiction of any such complaint, petition, or charge on behalf of EMPLOYEE, HE will request such agency or court to withdraw from the matter. Provided, however, this Agreement is not intended to prevent EMPLOYEE from filing a claim for unemployment compensation benefits with the Texas Workforce Commission if HE is otherwise eligible to do so under applicable laws and regulations.

SEVENTH: [This paragraph intentionally omitted].

EIGHTH: EMPLOYEE agrees that HE will not provide any derogatory information regarding EMPLOYER or the Releasees (as defined in paragraph ELEVENTH), either orally or in writing, to any person, business or other entity for any purpose unless required to do so by law. This prohibition applies to any derogatory or adverse information, whether regarding the business or personal reputations of EMPLOYER or the Releasees. Likewise, EMPLOYER agrees that it will not provide any derogatory information regarding EMPLOYEE, either orally or in writing, to any person, business or other entity for any purpose unless required to do so by law. Specifically, and in addition to the foregoing, EMPLOYEE promises not to provide any adverse information or make any derogatory remarks to any past, present, or prospective customer of, or vendor to, EMPLOYER. EMPLOYEE also agrees HE will not solicit, encourage or induce, directly or indirectly, (i) any current employee of EMPLOYER to leave the employ of EMPLOYER, or (ii) any of EMPLOYER’s established customers or vendors, whether at present or within the twelve months prior to the date of this Agreement, to no longer have such a relationship with EMPLOYER. Furthermore, to the extent necessary, EMPLOYEE agrees to cooperate with EMPLOYER, and its financial and legal advisors, and/or government officials, in any claims, investigations, administrative proceedings, lawsuits, and other legal, internal or business matters, as reasonably requested by EMPLOYER from time to time. To the extent EMPLOYEE incurs travel or other expenses regarding such activities, EMPLOYER will reimburse HIM for such reasonable expenses documented and approved in accordance with EMPLOYER’s then current travel policy. Further, to the extent EMPLOYEE’s time commitment is anticipated to be material in nature, HE and EMPLOYER will negotiate the terms of HIS consultancy as contemplated in paragraph FOURTH above.

NINTH: EMPLOYEE represents and agrees that HE is fully aware of HIS right to discuss any and all aspects of this matter with HIS attorney, that HE has been advised to do so by EMPLOYER, that HE has carefully read and fully understands all of the provisions of this Agreement, and that HE is voluntarily entering into this Agreement.

TENTH: On the Separation Date, EMPLOYEE will return to EMPLOYER all company-issued property, including any and all confidential information (as defined in applicable policies) of the EMPLOYER then in HIS possession or under HIS control. This includes, but is not limited to, files, records, computer disks, CDs or similar electronic memory/storage devices, software, credit cards, keys, identification badges or cards, mobile telecommunication devices, computers and any other equipment and office supplies.

ELEVENTH:

(a)

As a material inducement to EMPLOYER to enter into this Agreement, EMPLOYEE hereby irrevocably and unconditionally releases, acquits and forever discharges EMPLOYER, as well as each of EMPLOYER’s owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, divisions, affiliates, parent corporations, affiliated corporations (and owners, stockholders, predecessors, assigns, agents, directors, officers, employees, representatives, and attorneys of such parent corporations, affiliated corporations, subsidiaries, divisions, and affiliates), and all persons acting by, through, under, or in concert with any of them (collectively, “Releasees”), or any of them, from any and all claims, charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys’ fees and costs), of any nature whatsoever, known or unknown, which in whole or in part are based upon EMPLOYEE’s employment or termination of employment, or which EMPLOYEE has, owns or holds, or claims to have, own, or hold, or which EMPLOYEE at any time heretofore had, owned, or held, or claimed to have had, owned, or held, against EMPLOYER or any of the Releasees. This includes, but is not limited to, a release of any rights or claims EMPLOYEE may have under the following, each as amended, to the extent applicable: Title VII of the Civil Rights Act of 1964 and The Civil Rights Act of 1991; the Equal Pay Act; the National Labor Relations Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities

Act of 1990; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Texas Labor Code; the Texas Commission on Human Rights; the Texas Pay Day Act; Chapter 38 of the Texas Civil Practices and Remedies Code; or any other federal, state, or local laws, regulations or ordinances. This also includes a release by EMPLOYEE of any claims for wrongful discharge, common law or otherwise, including those based on workers’ compensation retaliation under Texas statutes. This release of claims covers both claims occurring at any time prior to the date of this Agreement about which EMPLOYEE knows and those about which HE may not know. Provided, however, this Agreement is not intended to act as a waiver of any claim for work-related injury (if any) which EMPLOYEE may have under the Texas Workers’ Compensation Act or any entitlement to benefits EMPLOYEE may have to unemployment compensation. Provided further, this Agreement does not waive any rights or claims which EMPLOYEE may have arising after the date HE signs this Agreement; nor does this Agreement waive any rights or claims which cannot be waived as a matter of law.

(b)	Notwithstanding anything in this Agreement to the contrary, this Agreement shall not affect: (i) EMPLOYEE’s rights of indemnification or insurance coverage to which HE was entitled immediately prior to the Separation Date regarding HIS prior service to EMPLOYER; (ii) EMPLOYEE’s rights under, or claims for, accrued vested benefits under any general employee benefit plan, policy or arrangement maintained by EMPLOYER or under COBRA, and benefits which must be provided to EMPLOYEE pursuant to the terms of any employee benefit plan of EMPLOYER; or (iii) any stock option agreement or restricted stock unit agreement previously signed between EMPLOYER and EMPLOYEE.

TWELFTH: EMPLOYEE represents that HE has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim against EMPLOYER or any portion thereof or interest therein.

THIRTEENTH: This Agreement shall be binding upon EMPLOYEE and EMPLOYER and upon their heirs, administrators, representatives, executors, successors, and assigns (as the case may be), and shall inure to the benefit of EMPLOYEE and EMPLOYER and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns (as the case may be).

FOURTEENTH: This Agreement is made and entered into in the State of Texas, and shall in all respects be interpreted, enforced, and governed under the laws of the said State, except for the application of any pre-emptive federal law.

FIFTEENTH: Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

SIXTEENTH: This Agreement sets forth the entire agreement between the parties hereto and, except for the prior stock option agreements and restricted stock unit agreement executed between the parties, fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof and this Agreement may not be modified by any oral or written agreement unless same is in writing and signed by both parties.

SEVENTEENTH: EMPLOYEE acknowledges that HE is being provided with the opportunity of at least twenty-one (21) days in which to consider this Agreement. EMPLOYEE further acknowledges that a reasonable and adequate opportunity for study and review by counsel of HIS choice was given, and that after a careful review and study of this Agreement, HE acknowledges that the terms set forth herein are actually those upon which were agreed. Further, EMPLOYEE acknowledges that HE has seven (7) days from HIS execution of this Agreement to revoke it and that after the expiration of such seven-day period, provided there has been no revocation, this Agreement will be fully effective and enforceable and may not be unilaterally revoked by EMPLOYEE. Notwithstanding the foregoing, in the event EMPLOYEE signs this Agreement prior to the expiration of the 21-day period mentioned above, it is understood that EMPLOYEE will, by such act, be deemed to have knowingly waived such review period.

PLEASE CAREFULLY READ THIS AGREEMENT AS IT INCLUDES A RELEASE OF ALL CLAIMS YOU MAY CURRENTLY HAVE AGAINST EMPLOYER. YOU ARE ADVISED TO SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

EXECUTED in Fort Worth, Texas on August 10, 2009.

/s/ A.J. Verdecchia
Anthony J. Verdecchia

(“EMPLOYEE”)

UNION DRILLING, INC.

(“EMPLOYER”)

By:	/s/ Christopher D. Strong
Printed Name: Christopher D. Strong
Its: President & CEO

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